
                                                                            Exhibit 21

                             SOUTH JERSEY INDUSTRIES, INC.
                               SUBSIDIARIES OF REGISTRANT
                                AS OF DECEMBER 31, 1998


                                     Percentage of
                                     Voting Securities                   State of
                                     Owned by Parent     Relationship    Incorporation
                                     --------------------------------------------------
South Jersey Industries, Inc.        Registrant          Parent          New Jersey

South Jersey Gas Company  (3)        99.06               (1)             New Jersey

Energy & Minerals, Inc.  (3)         100                 (1)             New Jersey

South Jersey Energy Company (3)      100                 (1)             New Jersey

SJ EnerTrade, Inc. (3)               100                 (1)             New Jersey

R&T Group, Inc.  (3)                 100                 (1)             New Jersey

South Jersey Fuel, Inc.  (3)         100                 (2)             New Jersey



(1)  Subsidiary of South Jersey Industries, Inc.
(2)  Subsidiary of Energy & Minerals, Inc.
(3)  Subsidiary included in financial statements